EXHIBIT 10.11

                                   [MGM LOGO]

                                                         as of December 17, 1997

Mr. Buddy Young
The Hathaway Group
17337 Ventura Blvd., Suite 224
Encino, CA 91316

Re: FILM CLIP USAGE AGREEMENT (THE AGREEMENT) THE ORIGINAL 1957 MOTION PICTURE "TWELVE ANGRY MEN" (THE "PICTURE")

Dear Mr. Young:

         In connection with The Hathaway Group's thirty (30:00) minute corporate training video (the "Video"), you have requested that MGM Consumer Products, a division of Metro-Goldwyn-Mayer Studios Inc. ("MGM"), make available to The Hathaway Group ("User") the film clips more fully described in the attached Schedule A from the above-captioned Picture (the "Film Clips") for the specific exclusive and non-exclusive uses described in Schedule A, which schedule is attached hereto and incorporated herein by reference.

         This will confirm that MGM has no objection to User's certain exclusive, certain non-exclusive and non-transferable use of the Film Clips as aforesaid and MGM agrees to make the Film Clips available to User subject to and upon the following terms and conditions:

1. User shall not have the right to and will not at any time license or authorize any third party to use, reproduce, exploit, distribute, exhibit, broadcast or rebroadcast the Film Clips or any portion thereof in any manner not herein specifically authorized by MGM. Further, User shall have no right to edit, modify or otherwise after the Film Clips, or any portion thereof.

2. User shall pay all laboratory and shipping charges and all other direct costs and expenses that may be incurred by MGM in making the Film Clips; available to User and in editing and printing the same. The materials supplied by MGM to User shall meet industry standards for this type of use.

3. MGM represents and warrants that (i) it is duly organized under applicable law and that it has the full and exclusive right and authority to enter into and perform its obligation under this Agreement; (ii) MGM owns and controls the Clips listed in Schedule A and all rights therein throughout the territory licensed hereunder;
         (iii) this Agreement constitutes the valid and binding obligation of MGM enforceable in accordance with its terms. Nonetheless, said ownership and title to said Film Clips shall be and remain with MGM at all times. User further acknowledges that the limited rights granted herein do not convey ownership in the Film Clips, and do not limit, or restrict, in any way, MGM's rights in and/or use of said Film Clips.


                        Metro-Goldwyn-Mayer Studios, Inc.
              2500 Broadway Street, Santa Monica, California 90404
                                 (310) 449-3000


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                                                                   EXHIBIT 10.11

4. User will not use the name, logo or trademark of MGM or any of its affiliates for any purpose whatsoever, including, but not limited to the distribution, advertising or publicizing of the Video without MGM's prior written consent.

5. User will not use the Film Clips for any purpose in connection with the advertising, publicizing and marketing of the Video without the prior written consent of MGM.

6. User shall not have the right to use the Film Clips without obtaining all required individual authorizations, releases, consents, clearances and licenses (the "Releases") as may be necessary with respect to the use of the Film Clips as herein contemplated, including, without limitation, the Releases set forth below:

         a. Written releases from all individuals appearing recognizably in the Film Clips and from all stunt persons appearing in any stunt identifiable in the Film Clips and:

         b. Written releases from any unions or guilds to the extent required under applicable collective bargaining agreements in connection with the use of the Film Clips.

         c. If any music is included in the Film Clips, (j) a master use license from the owners of Such music master; and (ii) synchronization and performing licenses from the copyright proprietors of such music and such other persons, firms or associations, societies or corporations as may own or control the performing rights thereto.

User shall pay any fees and other payments required in connection with the Releases, in addition to any and all re-use or other payments which may be triggered by the use of the Film Clips by User. Upon the request of MGM. User shall provide to MGM copies of all Releases.

7. Without limiting Paragraph 6, above, User hereby agrees to defend, indemnify and save and hold harmless MGM and its successors, affiliates, and related entities, and assigns and their respective officers, directors, employees and agents against all loss, risk, cost, damage, claims, liabilities and expense (including reasonable attorneys' fees) resulting directly or indirectly from or out of User's use of the Film Clips.

8. MGM reserves all of its rights in and to the Picture and the Film Clips. The usage granted hereunder is expressly conditioned upon User committing no act or omission which may impair the copyright in the Film Clips. Without limiting the foregoing, to the extent applicable, User agrees to place on Film Clips appearing in the Video the notice as specified in Schedule A required in compliance with the requirements of the U.S. Copyright Act and the Universal Copyright Convention, comply with any applicable requirements of the Berne Convention, and any other applicable copyright laws and treaties, and take all required steps to properly register such copyright, it being understood that the copyright in the Video shall be held by the copyright proprietor of the Video, but shall not in any way affect or diminish copyrights in the Film Clips, which remain with MGM.

                                                                   EXHIBIT 10.11

9. User represents, warrants and agrees that the Video shall not be derogatory to or critical of the entertainment industry or of MGM or any affiliate, parent or subsidiary of MGM or any officer, director, licensee, agent or employee of any of them or any other motion picture photoplay produced and/or distributed by MGM or its affiliated companies and the Film Clips will not be used in a manner which would be derogatory to or critical of the Picture or to any person appearing, depicted, or involved therein or the literary or dramatic material upon which the Picture are based.

10. User shall Submit to Jeremy Laws, of MGM Consumer Products, or his replacement, a copy of the script of the Video for MGM's approval. MGM will provide written notice of its approval or disapproval of the script by January 10, 1998. Once MGM has approved the script and prior to the first selling date of the Video, User shall submit to Jeremy Laws of MGM a copy of the Video for MGM's written approval. MGM's approval for the Video shall not be unreasonably withheld, as long as the Video substantially conforms to the approved script. MGM will provide written notice of its approval or disapproval of the Video within ten business days following receipt of the Video.

         MGM may rescind the grant of rights herein contained if, at MGM's sole discretion, usage does not conform to the provisions hereof. If MGM has requested changes to be made to the script or the Video and these requested changes cannot be made to the script or Video to meet MGM's approval, MGM will refund the license fee to User. If changes are made to the Video after MGM has given its final approval to the Video, and such changes were not approved by MGM, then MGM may rescind the grant of rights herein without a refund of the license fee.

11. Upon the completion of the use permitted herein User shall return all preprint material and positive prints of the Film Clips to such location as MGM shall designate.

12. In addition to the payment of costs referred to in Paragraphs 2. and 6. above, and in consideration of MGM's waiver of objection hereunder, User hereby agrees to pay to MGM the following royalties upon signature of this Agreement and in no event shall Users rights hereunder become effective until such payment is made and until this Agreement is signed and delivered to MGM:

         (a) The User agrees to pay MGM the following Advance Royalty Amount, which shall be set off as a credit against the royalties due MGM under subparagraph 12(b):

                             ADVANCE ROYALTY AMOUNT

                                  US $25.000.00

         (b)      Percentage royalties shall be computed as follows:

                  (i) User shall pay MGM the indicated percentage of the Wholesale Sales Price of the Video: 8%

                           (A) Wholesale Sales Price of the Video shall not be less than US$50.00.


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                                                                   EXHIBIT 10.11

                           (B) The minimum royalty due MGM per sale of each Video is US$4.00.

                           (C)      The  Video  will  be  sold  through   direct
                                    marketing only. There will be no retail sales of the Video,

                           (D) The Wholesale Sales Price shall be defined as the price charged to direct marketing clients or distributors.

                  (ii) As to any Video that is sold by the User on an F.O.B. basis to a customer or distributor located in a country other than the country from which the Video is shipped (for example, a shipment of Video F.O.B, Hong Kong to a customer in the U.S.), the royalty rate on such sales shall be five percentage points higher than the applicable percentage royalty specified in subparagraph 12(b)(i).

                  (iii) All royalty computations under this subparagraph 12(b) shall be made on the basis of the Wholesale Sales Price charged by the User, or, if the User sells a Video to a subsidiary or other party controlled by the User, on the basis of the Wholesale Sales Price for such Video charged by such subsidiary or controlled party on resale of the Video.

13. Royalties based on the Wholesale Sales Price on regular sales made in the territory shall be calculated upon the applicable Wholesale Sales Price during the accounting period, less returns and a reasonable reserve for returns (not to exceed fifteen percent (15%)). Such royalties based on the reserve on returns shall be fully payable to MGM after a two year period. All royalties due to MGM shall accrue upon the sale of the Videos, regardless of the time of collection by the User. For purposes of this Agreement, a Video shall be considered "sold" as of the date on which such Video is billed, invoiced, shipped, or paid for, whichever event occurs first. If any Videos are consigned to a distributor by the User, the Videos shall be considered "sold" by the User as of the date on which such distributor bills, invoices, ships, or receives payment for any of the Videos, whichever event occurs first. Royalties shall not accrue on Videos which are shipped for marketing purposes, it being understood that such amount shall not exceed four percent 4% of the number of Videos produced. Such number of Videos delivered for marketing purposes shall be acknowledged on the statement further described in Para. 17.

14. The User shall pay all royalties owing to MGM under this Agreement for any six month period within 30 days following the end of the six month period in question. All royalty statements required to be submitted by the User during each six month period shall be submitted within 30 days following the end of the calendar quarter to which they relate and shall accompany the royalty payments made to MGM.

15. There shall be no deduction from the royalties owed to MGM for uncollectible accounts, or for taxes, fees, assessments, or other expenses of any kind which may be incurred or paid by the User in connection with: (i) royalty payments due MGM; (ii) the manufacture, sale, distribution, or advertising of the Videos in the Territory or
         (iii) the transfer of funds or royalties or the conversion of any currency into U.S. dollars. It shall be the User's sole responsibility at its expense to obtain


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                                                                   EXHIBIT 10.11

         the approval of any governmental authorities to take whatever steps may be required to effect the payment of funds to MGM to minimize or eliminate the incidence of taxes, fees, or assessments which may be imposed; to enable it to commence or continue doing business in any country; and to comply in any and all respects with all applicable laws and regulations.

16. Notwithstanding the provisions of the preceding Section C(4)(a), if (i) any country imposes a withholding tax against MGM, as owner, with respect to the royalties payable to MGM by the User on sales of the Videos in such country, (ii) such tax is paid by the User on behalf of MGM, and (iii) such tax is an income tax as to which a foreign tax credit is allowable to MGM under Section 901 of the Internal Revenue Code of 1986, as amended, the User may deduct the amount of such withholding tax from the royalties paid to MGM under this Agreement on the condition that the User furnishes to MGM all information and documentation required by MGM to enable MGM to obtain a foreign tax credit on its U.S. income tax return with respect to such withholding tax payment by the User.

17. The User shall furnish to MGM, at the same time it makes payment of royalties, a full and complete statement, duly certified by an officer of the User to be true and accurate, showing the number of Videos sold during the calendar quarter in question, the total gross wholesale sales revenues for such Videos, an itemization of all allowable deductions (these being only returns and the reserve for returns), if any, and the amount of royalties due with respect to such sales. There shall be a breakdown of sales of Videos by country, and all figures and monetary amounts shall first be stated in the currency in which the pertinent sales were actually made. If several currencies are involved in any reporting category, that category shall be broken down by each such currency. Next to each currency amount shall be set forth the equivalent amount stated in U.S. dollars, and the rate of exchange used in making the required conversion calculation. The rate of exchange shall be the actual rate of exchange obtained by the User on the date of payment.

18. The receipt or acceptance by MGM of any royalty statements furnished pursuant to this Agreement, or the receipt or acceptance of any royalty payments made, shall not preclude MGM from questioning their accuracy at any time. If any inconsistencies or mistakes are discovered in such statements or payments, appropriate adjustments shall be made immediately by the parties. The User shall pay MGM interest on a late royalty payment at an annual rate of 2% over the prevailing prime interest rate in effect at Los Angeles, California, on the date on which such late royalty payment should have been received by MGM.

19. While this Agreement remains in effect and for two years thereafter, the User shall keep full and accurate books of account and copies of all documents and other material relating to this Agreement at the User's principal office. MGM, by its duly authorized agents and representatives, shall have the right to audit such books, documents, and other material, shall have access thereto during ordinary business hours, and shall be at liberty to make copies of such books, documents, and other material. At MGM's request, the User shall provide an authorized employee to assist in the examination of the User's records.


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                                                                   EXHIBIT 10.11

20. If any audit of the User's books and records reveals that the User has failed properly to account for and pay royalties owing to MGM, and the amount of any royalties which the User has failed properly to account for and pay for any quarterly accounting period exceeds, by 5% or more, the royalties actually accounted for and paid to MGM for such period, the User shall, in addition to paying MGM such past due royalties, reimburse MGM for its direct out-of-pocket expenses incurred in conducting such audit, together with interest on the overdue royalty amount at an annual rate of 2% over the prevailing prime interest rate in effect at Los Angeles, California, on the date on which such overdue royalty amount should have been paid to MGM.

21. The name "Twelve Angry Men" may be used in the title of the Video, but only after such contemplated titles are submitted to MGM and MGM grants written approval of the contemplated title.

22. Film clips from the 1997 Showtime remake of "Twelve Angry Men" shall not be licensed for use in any corporate training video during the term of this Agreement.

23. If all of the terms of the Agreement have been adhered to two (2) months prior to the date of the Agreement's expiration, User at that time will be granted an option to renew the Agreement for an additional US$25,000.00 on the same terms and conditions as previously negotiated. Payment to exercise the option must be received by the expiration of the Agreement, otherwise there shall be no extension of the Agreement.

24. User hereby agrees that upon the failure of User to comply with any of the above terms and conditions, the waiver of objection given User hereunder shall automatically terminate and be deemed null and void ab initio.

25. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and it cannot be changed or terminated orally.

26. Nothing contained herein shall create any association, partnership or joint venture between User and MGM, it being understood that each party is performing its services and other obligations as an independent contractor.

27.      All rights not expressly granted herein are reserved by MGM.

28. This Agreement shall be deemed to have been made in the State of California and shall be under and in accordance with the laws of the State of California and the United States. All actions or proceedings arising in connection with this Agreement shall be brought only in the state and federal courts located in the County of Los Angeles, State of California, which shall have exclusive jurisdiction over such matters. Should any action be brought with respect to the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses incurred in the prosecution or defense of that action (including attorneys' fees), whether or not suit has been filed.


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                                                                   EXHIBIT 10.11

Please signify User's acceptance of the above terms and conditions by signing in the space provided below.


                                              Very truly yours,

                                                       /S/
                                              Todd. D. Whitford


ACCEPTED AND AGREED TO:

The Hathaway Group                            MGM Consumer Products,
                                              a division of
                                              Metro-Goldwyn-Mayer Studios, Inc.

By: /S/ (BUDDY YOUNG)                         BY: /S/ BETH BERNHART
    ---------------------                         ----------------------
Its SENIOR VICE PRESIDENT                     Its SVP
    ---------------------                         ----------------------






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                                                                   EXHIBIT 10.11
                                   SCHEDULE A


USE:              The Hathaway Group's thirty  (30:00) minute corporate training
---               video

TERRITORY:        North America, exclusive; Rest of the World, non-exclusive
---------

TERM:             until October 13, 2002
----

MEDIA:            Home Video Only

LICENCE FEE:      Advance: US$25,000.00 Advance; Royalty Against Advance: 8% of
-----------
                  wholesale price, not to be lower than $50.00 per cassette

MATERIAL:         Twelve (12:00)  minutes of Film Clips  from the original  1957
--------          motion picture "Twelve Angry Men"

COPYRIGHT NOTICE: Twelve Angry Men
                  (C) 1957 Orion-Nova Twelve Angry Men
                  All Rights Reserved.

CREDIT:           Film Clips courtesy of MGM Consumer Products
------